Exhibit 4.1

STAPLES, INC.,

AS ISSUER,

and

THE SUBSIDIARY GUARANTORS NAMED HEREIN,

AS SUBSIDIARY GUARANTORS,

and

HSBC Bank USA, National Association,

AS TRUSTEE

Indenture

Dated as of January 15, 2009

Senior Debt Securities

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

i

“Net Available Proceeds”		5
“Notice of Default”		6
“Officers’ Certificate”		6
“Opinion of Counsel”		6
“Outstanding”		6
“Participant”		7
“Paying Agent”		7
“Person”		7
“Predecessor Security”		7
“Principal Property”		7
“Principal Subsidiary”		7
“Publicly Issued Debt Securities”		7
“Redemption Date”		8
“Redemption Price”		8
“Regular Record Date”		8
“Responsible Officer”		8
“Sale and Lease-Back Transaction”		8
“Securities”		8
“Securities Act”		8
“Security Register” and “Security Registrar”		8
“Senior Credit Facility”		9
“Special Record Date”		9
“Stated Maturity”		9
“Subsidiary”		9
“Subsidiary Guarantees”		9
“Subsidiary Guarantors”		9
“Successor Security”		9
“Supplemental Indenture”		10
“Trust Indenture Act”		10
“Trustee”		10
“United States”		10
“U.S. Government Obligations”		10
“Vice President”		10
“Voting Stock”		10
“Wholly Owned”		11
SECTION 102.	COMPLIANCE CERTIFICATES AND OPINIONS	11
SECTION 103.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE	11
SECTION 104.	ACTS OF HOLDERS; RECORD DATES	12
SECTION 105.	NOTICES, ETC., TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS	14
SECTION 106.	NOTICE TO HOLDERS; WAIVER	15
SECTION 107.	CONFLICT WITH TRUST INDENTURE ACT	15
SECTION 108.	EFFECT OF HEADINGS AND TABLE OF CONTENTS	15
SECTION 109.	SUCCESSORS AND ASSIGNS	15
SECTION 110.	SEPARABILITY CLAUSE	16

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 111.	BENEFITS OF INDENTURE	16
SECTION 112.	GOVERNING LAW	16
SECTION 113.	LEGAL HOLIDAYS	16

ARTICLE TWO

Security Forms

SECTION 401.	SATISFACTION AND DISCHARGE OF INDENTURE	36
SECTION 402.	APPLICATION OF TRUST MONEY	37
SECTION 403.	OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE	37
SECTION 404.	LEGAL DEFEASANCE AND DISCHARGE	38

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

ARTICLE TEN

Covenants

SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST	64
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY	64
SECTION 1003.	MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST	65
SECTION 1004.	EXISTENCE	66
SECTION 1005.	LIMITATION ON LIENS	66
SECTION 1006.	LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS	68
SECTION 1007.	STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES	69
SECTION 1008.	WAIVER OF CERTAIN COVENANTS	69

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.	APPLICABILITY OF ARTICLE	70
SECTION 1102.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	70
SECTION 1103.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED	70
SECTION 1104.	NOTICE OF REDEMPTION	71
SECTION 1105.	SECURITIES PAYABLE ON REDEMPTION DATE	72
SECTION 1106.	SECURITIES REDEEMED IN PART	72

ARTICLE TWELVE

Subsidiary Guarantee

SECTION 1201.	SUBSIDIARY GUARANTEE	72
SECTION 1202.	EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES	75
SECTION 1203.	RELEASE OF SUBSIDIARY GUARANTORS	75

ARTICLE THIRTEEN

Meetings of Holders of Securities

SECTION 1301.	PURPOSES FOR WHICH MEETINGS MAY BE CALLED	76
SECTION 1302.	CALL, NOTICE AND PLACE OF MEETINGS	76
SECTION 1303.	PERSONS ENTITLED TO VOTE AT MEETINGS	77
SECTION 1304.	QUORUM; ACTION	77
SECTION 1305.	DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS	78

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 1306.	COUNTING VOTES AND RECORDING ACTION OF MEETINGS	79

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of January 15, 2009, among Staples, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”), having its principal office at 500 Staples Drive, Framingham, Massachusetts 01702, each of the Subsidiary Guarantors (as hereinafter defined) and HSBC Bank USA, National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

The Company deems it necessary from time to time to issue its unsecured notes, debentures, bonds and other evidences of indebtedness that shall be issued in one or more series (hereinafter called the “Securities”) as hereinafter set forth.  To provide for the issuance and governance of the Securities, the Company has duly authorized the execution and delivery of this Indenture.  The Company has taken all actions necessary to make this Indenture a valid agreement of the Company.

The Company and the Subsidiary Guarantors are members of the same consolidated group of companies and are engaged in related businesses; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional, irrevocable and joint and several guarantee of the Securities.

For and in consideration of the premises set forth in this Indenture and the purchase of the Securities by the Holders thereof, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities and of any series thereof, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101.                                            DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(3)                                  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section of this Indenture, as the case may be;

(4)                                  unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

(5)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” has the meaning set forth in the form of the Securities contained in Section 203.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, DTC.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC applicable to such transaction and as in effect from time to time.

“Attributable Value” in respect of any Sale and Lease-Back Transaction means, as of the time of determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to the weighted average interest rate borne by all Securities then Outstanding at the time of determination compounded quarterly) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Lease-Back Transaction.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Law” means, Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Board of Directors” means, with respect to the Company, either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof, and with respect to any Subsidiary Guarantor, either the board of directors of such Subsidiary Guarantor (or any equivalent governance structure maintained by such Subsidiary Guarantor) or any committee of that board duly authorized to act for it in respect hereof.

“Board Resolution” means, with respect to the Company or a Subsidiary Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any particular place, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close and with respect to any due date for the payment of principal or interest in respect of any Security, a day on which commercial banking institutions are open for general business in the place of presentation.

“Commercial Paper Program” means the commercial paper program of the Company, as to which Barclays Capital Inc. as assignee of Lehman Brothers Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc. act as dealers pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company, dated as of August 6, 2008, in the case of Barclays Capital Inc. and Banc of America Securities LLC, and September 19, 2008, in the case of J.P. Morgan Securities, Inc., together with the documents related thereto, including any guarantees and security documents, as such program or documents may be amended, extended, renewed, restated, supplemented or replaced by one or more commercial paper programs, debt instruments and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to amount outstanding or committed, maturity, terms, conditions, covenants and other provisions, from time to time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer or Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” of the Company means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt and current maturities of obligations under capital leases) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 10 East 40th Street, 14th Floor, New York, NY 10016, Attention:  Corporate Trust and Loan Agency, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

“corporation” means a corporation, association, company, joint stock company, limited liability company, partnership or business trust.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to any Security, a clearing agency which is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Security (or any successor clearing agency as registered).

“dollar” and “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” has the meaning specified in Section 104.

“GAAP” means generally accepted accounting principles in the United States consistently applied as in effect on the date of this Indenture.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means, with respect to any Security, a Person in whose name such Security is registered in the Security Register.

“Indebtedness” of any Person means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person and (iv) every obligation of the type referred to in clauses (i) through (iii) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of clause (iv), to the extent such Person has guaranteed or is responsible or liable for such obligations).

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular Series of Securities established as contemplated in Section 301.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means, with respect to any series, the date on which the Securities of such series are originally issued.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of a repurchase right, required repurchase or otherwise.

“Net Available Proceeds” from any Sale and Lease-Back Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or obligations relating to the properties or assets that are the subject of such Sale and Lease-Back Transaction or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale and Lease-Back Transaction; (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Lease-Back Transaction or by applicable law, be repaid out of the proceeds from such Sale and Lease-Back Transaction; and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Sale and Lease-Back Transaction; provided, however, that for purposes of clause (ii) of Section 1006 hereof the amount of Net Available Proceeds to be applied to any acquisition of Principal Properties or retirement of Securities or other Indebtedness shall be reduced by an amount equal to the sum of (A) an amount equal to the redemption price with respect to such Securities delivered within 180 days after the effective date of such Sales and Lease-Back Transaction to the Trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with a redemption, retirement or prepayment in accordance with the terms, of such other Indebtedness voluntarily redeemed, retired or repaid by the Company within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

“Notice of Default” means a written notice of the kind specified in Section 501(3).

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer or Chief Financial Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or a Subsidiary Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means, as to the Company or a Subsidiary Guarantor, a written opinion of counsel, who may be counsel for the Company or such Subsidiary Guarantor, including counsel employed by the Company or a Subsidiary Guarantor, as the case may be, and who shall be acceptable to the Trustee, delivered to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or a Subsidiary Guarantor (if the Company or a Subsidiary Guarantor shall act as a Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii)                               Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of any Subsidiary Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a responsible officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company, of any Subsidiary Guarantor or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company and, as of the date of this Indenture, shall include the Corporate Trust Office of the Trustee in the City of New York.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any single parcel of real property or any permanent improvement thereon owned by the Company or any of its Subsidiaries including, without limitation, any office, store, warehouse, manufacturing facility or plant or any portion thereof, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of 1% of the most recently calculated Consolidated Net Tangible Assets of the Company.

“Principal Subsidiary” means any Subsidiary which owns any Principal Property.

“Publicly Issued Debt Securities” means any indebtedness that (i) is listed, quoted or tradeable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the Securities Act, (ii) is sold by means of any prospectus, offering circular or similar document typically used in connection with road show presentations, or (iii) is marketed in an underwritten securities offering.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means, unless otherwise provided pursuant to Section 301, the date (regardless of whether a Business Day) which is fifteen (15) days next preceding such Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Sale and Lease-Back Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that, more than 12 months after the later of (i) the completion of the acquisition, construction, development or improvement of such Principal Property or (ii) the placing in operation of such Principal Property or of such Principal Property as so constructed, developed or improved, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender on the security of such Principal Property.  The term of such arrangement, as of any date (the “measurement date”), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option, without payment of a penalty.

“Securities” has the meaning specified in the Recitals of the Company and the Subsidiary Guarantors.

“Securities Act” means the United States Securities Act of 1933 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Credit Facility” means any of (a) that certain Amended and Restated Revolving Credit Agreement dated as of October 13, 2006 among the Company and the lenders named therein and (b) that certain Credit Agreement dated as of April 1, 2008 among the Company, the Lenders named therein, Barclays Bank PLC, as Administrative Agent, Bank of America, N.A. and HSBC Bank USA, National Association, as Co-Syndication Agents, providing for a Total Commitment as of the Effective Date (in each case as defined therein) of $3,000,000,000, in each case, together with the documents related thereto, including any guarantees and security documents, as such agreement or documents may be amended, extended, renewed, restated, supplemented or replaced by one or more credit agreements or facilities (including any term loans and revolving loans thereunder), debt instruments and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to amount outstanding or committed, maturity, terms, conditions, covenants and other provisions, from time to time, and any agreement, and related documentation, governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders (other than, in each case, Indebtedness issued under the Indenture).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary”means, with respect to the Company, a corporation, limited liability company, company limited by shares, trust, real estate investment trust, statutory trust, business trust, partnership, joint stock company, or unincorporated association, at least a majority of the outstanding Voting Stock of which are owned, directly or indirectly, by the Company, or by the Company and one or more other Subsidiaries of the Company.

“Subsidiary Guarantees” means the Guarantees of each Subsidiary Guarantor in the form of Section 206 and as provided in Article Twelve.

“Subsidiary Guarantors” means (i) Staples the Office Superstore, LLC, Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc. and Staples the Office Superstore, Limited Partnership and (ii) any successor of the foregoing; in each case until such Subsidiary Guarantor ceases to be such in accordance with Article Eight or Section 1203 hereof.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Supplemental Indenture”means an indenture supplemental to this Indenture, which supplements, amends or modifies this Indenture and is entered into by the parties to this Indenture as provided in Article Nine.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United Sates the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company, each Subsidiary Guarantor or the Trustee, means any vice president, regardless of whether designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned” means, when used in connection with any Subsidiary of the Company, a Subsidiary of which all of the issued and outstanding shares of Voting Stock (except shares required as directors’ qualifying shares) are owned by the Company and/or one or more Wholly Owned Subsidiaries of the Company.

SECTION 102.                                            COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Subsidiary Guarantor and any other obligor on the Securities, as appropriate, shall each furnish to the Trustee such certificates and opinions as may be required hereunder or under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel if to be given by counsel and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such individual or firm, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such individual or firm, such condition or covenant has been complied with.

SECTION 103.                                            FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                            ACTS OF HOLDERS; RECORD DATES.

Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent of such Holders duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent, any Subsidiary Guarantor or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date, written notice of which will be sent to the Trustee, for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.                                            NOTICES, ETC., TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, or

(2)                                  the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, in the case of the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention:  Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company and, in the case of any Subsidiary Guarantor, to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by such Subsidiary Guarantor.

The Company and any Subsidiary Guarantor shall promptly transmit to the Trustee any request, demand, authorization, direction, notice, consent, waiver or Act received from any Holder.

SECTION 106.                                            NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register on the date such notice is mailed not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein, all notices to Holders will be valid if published in a leading English language daily newspaper or newspapers published in New York City or such other English language daily newspaper with general circulation in the United States, as the Trustee may approve.  Any notice will be deemed to have been given on the date of publication or, if so published more than once or on different dates, on the date of the first publication.  If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee may approve.  Any notice by publication will be at the Company’s expense.

SECTION 107.                                            CONFLICT WITH TRUST INDENTURE ACT.

This Indenture, the Company, the Subsidiary Guarantors and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.                                            EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of any provision hereof.

SECTION 109.                                            SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company and any Subsidiary Guarantor shall bind their successors and assigns, regardless of whether so expressed.

SECTION 110.                                            SEPARABILITY CLAUSE.

In case any provision in this Indenture, the Securities or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.                                            BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities or the Subsidiary Guarantees, express or implied, shall give to any Person, other than the parties hereto, the Holders of Securities and their respective successors hereunder any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.                                            GOVERNING LAW.

THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES ENDORSED THEREON SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE).

SECTION 113.                                            LEGAL HOLIDAYS.

If any Interest Payment Date or Redemption Date, other than at Maturity, for any Security would otherwise be a day that is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day.  If the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made at the Stated Maturity of such Security, provided that no interest shall accrue for the period from and after such Stated Maturity unless such payment is not made on such Business Day.

ARTICLE TWO

Security Forms

SECTION 201.                                            FORMS GENERALLY.

The Securities, the Subsidiary Guarantees to be endorsed thereon and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, any Board Resolutions (as set forth in an Officers’ Certificate) or one or more Supplemental Indentures, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary thereof or as may, consistently herewith, be determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.

SECTION 202.                                            FORM OF FACE OF SECURITY.

STAPLES, INC.

(Title of Security)

CUSIP NO.

No.	$

Staples, Inc., a corporation organized under the laws of the state of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                Dollars (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on                           , 20      , and to pay interest thereon from                               , 20       or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] [quarterly] [monthly] on                                in each year commencing                                  at the rate of             % per annum, until the principal hereof is paid or made available for payment, and to the extent that the payment of such interest shall be legally enforceable at the interest rate then in effect on any overdue principal and on any overdue installment of interest until paid.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (regardless of whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  If any Interest Payment Date falls on a day that is not a Business Day, it shall be postponed to the following Business Day.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Payment of the principal of and interest on this Security will be made at the office or agency of the Trustee or any Paying Agent maintained for that purpose in the City of New York, New York, in such coin or currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
STAPLES, INC.

By:
Name:
Title:

Attest:

Name:
Title:

SECTION 203.                                            FORM OF REVERSE OF SECURITY.

This Security is one of a duly authorized issue of Securities of the Company designated as its           %                    due 20       (herein called the “Securities”), limited initially (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $                      , issued and to be issued under an Indenture, dated as of                             , 2009 (herein called the Indenture), which term shall have the meaning assigned to it in such instrument), among the Company, the Subsidiary Guarantors named therein, and HSBC Bank USA, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture).  The Company may, without the consent of the Holders, create and issue additional Securities (the “Additional Securities”) ranking equally with the Securities and otherwise similar in all respects so that the Additional Securities shall be consolidated and form a single series with the Securities.  The Company may not issue Additional Securities if an Event of Default shall occur and be continuing with respect to the Securities.  Reference is hereby made to the Indenture; all Supplemental Indentures thereto and all Officers’ Certificates setting forth the terms of Securities of a series pursuant to Section 301 for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary’s custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.

[IF A GLOBAL SECURITY, THEN INSERT:

In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange or transfer of this Security) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary’s custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.]

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[IF PROVIDED IN THE APPLICABLE SUPPLEMENTAL INDENTURE OR OFFICERS’ CERTIFICATE SETTING FORTH THE TERMS OF SECURITIES OF A SERIES PURSUANT TO SECTION 301, THEN INSERT]

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are guaranteed pursuant to Subsidiary Guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Security, agrees to all of the terms and provisions of said Subsidiary Guarantees.  The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.

[IF THE APPLICABLE SUPPLEMENTAL INDENTURE OR OFFICERS’ CERTIFICATE SETTING FORTH THE TERMS OF SECURITIES OF A SERIES PURSUANT TO SECTION 301 DO NOT PROVIDE THAT THE SECURITIES ARE TO BE GUARANTEED BY THE SUBSIDIARY GUARANTORS, REMOVE ALL REFERENCES THERETO IN THE SUCCEEDING PARAGRAPHS OF THIS SECTION 203 AND MARK APPROPRIATE CONFORMING CHANGES]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company and the Subsidiary Guarantors and the

Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of that or those series of Securities affected at the time Outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security of such series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Subsidiary Guarantors or the Trustee nor any such agent shall be affected by notice to the contrary.

Upon execution of the certificate of authentication hereon by the Trustee, this Security shall be entitled to the benefits under the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE, THIS SECURITY AND THE SUBSIDIARY GUARANTEE ENDORSED HEREON SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 204.                                            ADDITIONAL PROVISIONS REQUIRED IN GLOBAL SECURITY.

Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

[IF A GLOBAL SECURITY, INSERT – THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF A GLOBAL SECURITY TO BE HELD BY THE DEPOSITORY TRUST COMPANY, INSERT – UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SECTION 205.                                            FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

HSBC Bank USA,
National Association, as Trustee

By:
AUTHORIZED SIGNATURE

SECTION 206.                                            FORM OF SUBSIDIARY GUARANTEE.

SUBSIDIARY GUARANTEE

For value received, each of the Subsidiary Guarantors named below hereby jointly and severally fully and unconditionally guarantees to the Holder of the Security upon which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holder, pursuant to the Indenture and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the obligations of the Company under the Indenture or the Securities, that:

(i)                                     the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Securities, to the extent lawful, and all other payment obligations of the Company to the Holders or the Trustee thereunder, under the Indenture will be promptly paid in full, all in accordance with the terms thereof, of the Indenture; and

(ii)                                  in case of any extension of time for payment or renewal of any Securities, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

If the Company shall default in the due and punctual payment of any obligation under the Indenture guaranteed by the Subsidiary Guarantors, including under the Securities of this series, without the necessity of action by the Trustee or any Holder of Securities, the Subsidiary Guarantor will promptly and fully make such payments in the same manner as required to have been made by the Company.

To the extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall be continuing, absolute and unconditional, and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities (A) of the Company contained in any Securities guaranteed by the Subsidiary Guarantors, including the Securities to which this Subsidiary Guarantee is affixed, or the Indenture or (B) of any other Subsidiary Guarantor, (ii) any impairment, modification, release or limitation of the liability of the Company or of any other Subsidiary Guarantor in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable federal or state bankruptcy, insolvency, reorganization or other similar laws or from the decision of any court, (iii) the assertion or exercise by the Company, any other Subsidiary Guarantor, or the Trustee of any rights or remedies under any Securities guaranteed by the Subsidiary Guarantors, including the Securities to which this Subsidiary Guarantee is affixed, or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any other Subsidiary Guarantor or any of their assets, or the disaffirmance of the Indenture or the Securities in any such proceeding, (v) the release or discharge of the Company or any other Subsidiary Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (vi) the unenforceability of any Securities guaranteed by the Subsidiary Guarantors, including the Securities to which this Subsidiary Guarantee is affixed, or the Indenture or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

Each Subsidiary Guarantor hereby (i) waives diligence, presentment, demand for payment, filing of claims with a court in the event of the merger or bankruptcy of the Company, any right to require a proceeding first against the Company or to realize on any collateral, protest, notice and all demands whatsoever with respect to the payment obligations of the Company under the Indenture, (ii) agrees that its obligations hereunder constitute a guarantee of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Company or upon any other condition or contingency, (iii) acknowledges that any agreement, instrument or document evidencing the obligations of the Company under the Indenture may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing such obligations without notice to them and (iv) covenants that, except as provided in Article Eight and Section 1203 with respect to the release of Subsidiary Guarantors, its Subsidiary Guarantee will not be discharged except by complete performance of the payment obligations under each series of Securities guaranteed by the Subsidiary Guarantors, including the Securities to which this Subsidiary Guarantee is affixed, and the Indenture.

Each Subsidiary Guarantor further agrees that if at any time all or any part of any payment therefore applied by any person to any payment obligation in respect of any series of Securities guaranteed by the Subsidiary Guarantors including the Securities to which this Subsidiary Guarantee is affixed, is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any other Subsidiary Guarantor, such obligation shall for the purposes of the Subsidiary Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as to such payment obligation as though such application had not been made.

Each Subsidiary Guarantor shall, to the extent of any payment made by it pursuant to the Indenture, be subrogated to all rights of the Trustee and the Holders of Securities guaranteed by the Subsidiary Guarantors, including the Securities to which this Subsidiary Guarantee is affixed, as to all payments and damages payable by the Company with respect to which payments have been made by such Subsidiary Guarantor, but, so long as any payment obligation remains outstanding, such right of subrogation on the part of such Subsidiary Guarantor shall be subject to the payment in full or discharge of all such payment obligations.

Each of the Subsidiary Guarantors shall have the right to seek contribution from any other non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantees made pursuant to the Indenture.

The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 801 of the Indenture, each Subsidiary Guarantor agrees to reaffirm its duties under this Subsidiary Guarantee, and in the event of any such merger, sale, transfer, consolidation, conveyance or other disposition by any Subsidiary Guarantor, except as provided in the Indenture, each remaining Subsidiary Guarantor or the surviving entity, as the case may be, agrees to reaffirm the duties and covenants of such Subsidiary Guarantor under this Subsidiary Guarantee.

By delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Security upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

[Insert Names of Subsidiary Guarantors]

By:
Name:
Title:

ARTICLE THREE

The Securities

SECTION 301.                                            TITLE AND TERMS.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more Supplemental Indentures hereto, prior to the issuance of Securities of a series:

(1)                                  the title and designation of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(2)                                  the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306 or 906); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(3)                                  the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(4)                                  the rate or rates, if any, which may be fixed or variable, at which the Securities of such series shall bear interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined, and the dates from which interest will accrue and the method of determining those dates;

(5)                                  the circumstances and date on which premium, if any, will be paid with respect to the Securities of such series;

(6)                                  if other than as set forth herein, the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series and the Indenture may be made;

(7)                                  the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

(8)                                  the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(9)                                  the denominations in which any Securities of such series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(10)                            if other than dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated;

(11)                            the additions, modifications or deletions, if any, in the Events of Default or related provisions of this Indenture, including acceleration mechanisms, or in the covenants of the Company set forth herein with respect to the Securities of such series;

(12)                            if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(13)                            any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(14)                            whether the Securities of any series shall be issued in whole or in part in the form of a temporary Global Security representing all of the Securities of such series and exchange of such temporary Global Security for definitive Securities of such series;

(15)                            whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act and the terms and conditions upon which interests in such Global Securities may be exchanged for certificates;

(16)                            the appointment of any trustee, authenticating or paying agent, transfer agent or other agent for the Securities of such series;

(17)                            whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(18)                            whether the securities will be guaranteed by the Subsidiary Guarantors on the terms and conditions set forth in Article Twelve;

(19)                            whether the Securities will be subject to the defeasance provisions of Article Four or the terms, if any, on which they may otherwise be defeasible; and

(20)                            any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(7)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such Supplemental Indenture hereto.

Unless otherwise provided in the applicable Supplemental Indenture or Board Resolution adopted pursuant to this Section 301 establishing the terms of the Debt Securities of any series:

(1)                                  the principal of, interest on the Securities shall be payable at the office or agency of the Trustee or any Paying Agent in the City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by dollar check drawn on a bank in The City of New York, New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or if a Holder has given transfer instructions to the Company, in dollars by credit or transfer to a dollar-denominated account (or any other account to which dollars may be credited or transferred) specified by the payee;

(2)                                  the Company will pay principal on any Security upon presentation and surrender of the Security at the specified office of the Paying Agent or any additional or substitute paying agent by a dollar check drawn on a bank in The City of New York, New York;

(3)                                  the Securities shall be guaranteed by the Subsidiary Guarantors as provided in Article Twelve;

(4)                                  the Securities shall not have the benefit of any sinking fund obligations; and

(5)                                  the Company will pay all stamp taxes and other duties, if any, which may be imposed by the Unites States or any political subdivision thereof or taxing authority thereof or therein with respect to the execution or delivery of this Indenture, the issuance of the Global Securities or the exchange from time to time of Global Securities.

SECTION 302.                                            DENOMINATIONS.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, unless otherwise provided in the applicable Supplemental Indenture or Board Resolution adopted pursuant to Section 301 establishing the terms of the Securities of any series.

SECTION 303.                                            EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its Vice Chairman of the Board, its President, its Chief Financial Officer or one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Additional Securities executed by the Company and having endorsed thereon to the extent applicable, the Subsidiary Guarantees executed as provided in Section 1202 by the Subsidiary Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Securities with such Subsidiary Guarantees endorsed thereon; and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Securities with such Subsidiary Guarantees endorsed thereon as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security or Subsidiary Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Company shall be entitled, subject to Section 301, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable to such series.  The Securities issued on the Issue Date and any Additional Securities shall be treated as a single series for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall provide the Trustee with appropriate evidence that the Additional Securities have been duly authorized and issued and set forth in a Board Resolution and an Officers’ Certificate or such other appropriate evidence that the Additional Securities have been duly authorized and issued, a copy of each of which shall be delivered to the Trustee, containing the following information:

(1)                                  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)                                  the issue price, the issue date and the common code, CUSIP and ISIN numbers of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended.

SECTION 304.                                            TEMPORARY SECURITIES.

Pending the preparation of definitive Securities, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and having endorsed thereon the Subsidiary Guarantees substantially of the tenor of the definitive Subsidiary Guarantees in lieu of which they are issued duly executed by the Subsidiary Guarantors and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Subsidiary Guarantees may determine, as evidenced by their execution of such Securities and Subsidiary Guarantees.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive

Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor having endorsed thereon Subsidiary Guarantees executed by the Subsidiary Guarantors.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.                                            REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  Upon surrender for registration of transfer of any Security of any series at an office or agency of the Company designated pursuant to Section 1002 for such purpose, and subject to the other provisions of this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, and subject to the other provisions of this Section 305, Securities of any series may be exchanged for other Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 305, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities and the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt and Subsidiary Guarantees, and subject to the other provisions of this Section 305, entitled to the same benefits under this Indenture, as the Securities and Subsidiary Guarantees surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 906 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(a)                                  CERTAIN TRANSFERS AND EXCHANGES.  Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in Global Securities of the kinds specified in this Section 305(a) shall be made only in accordance with this Section 305(a).  Transfers and exchanges subject to this Section 305(a) shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 305(a).

(1)                                  LIMITATION ON TRANSFERS OF A GLOBAL SECURITY.  A Global Security may not be transferred, in whole or in part, to any Person other than a Depositary or nominee or nominees therefor, and no such transfer to any such other Person may be registered; provided that this clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 305(a)(1) shall prohibit or render ineffective any transfer of beneficial interest to a Person who takes delivery in the form of another Security that is not a Global Security as provided in this Section 305.

(b)                                 The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1)                                  Each Global Security representing all or a portion of the Securities of a series authenticated under this Indenture shall be registered in the name of a Depositary for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)                                  Notwithstanding any other provision in this Indenture or the Securities, no Global Security representing all or a portion of the Securities of a series may be exchanged in whole or in part for Securities registered of the same series, and no transfer of a Global Security representing all or a portion of the Securities of a series in whole or in part may be registered, in the name of any Person other than a Depositary for such Global Security or a nominee thereof unless (A) the Company notifies the Trustee in writing that DTC has notified the Company that DTC is no longer willing or able to act as a depositary or clearing system for such Global Security or DTC ceases to be registered as a clearing under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security.  Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Company or the Trustee.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)                                  Securities issued in exchange for a Global Security of such series or any portion thereof pursuant to clause (2) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Security of such series and tenor, in any authorized denomination, in an aggregate principal amount equal to the principal amount of such Global Security issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(4)                                  In the event of the occurrence of any of the events specified in clause (2) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(5)                                  No Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security (including DTC and account holders and participants therein unless DTC, or its nominee is the registered holder of such Global Security), or under any Global Security, and the registered holder thereof may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or a nominee thereof, as the case may be, or impair, as between DTC, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 306.                    MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If any mutilated Security is surrendered to the Trustee, the Company shall execute a new Security, the Subsidiary Guarantors shall execute the Subsidiary Guarantees endorsed thereon, and the Trustee shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount having endorsed thereon the Subsidiary Guarantees executed by the Subsidiary Guarantors and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount having endorsed thereon the Subsidiary Guarantees executed by the Subsidiary Guarantors and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, and the Subsidiary Guarantees endorsed thereon, shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, whether or not the destroyed, lost or stolen Security and the Subsidiary Guarantees endorsed thereon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.                  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid by the Trustee from the funds deposited by the Company as herein above provided to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)                                  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.                  PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.

SECTION 309.                  CANCELLATION.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.                  COMPUTATION OF INTEREST.

Interest on the Securities of each series shall be computed as shall be specified in the terms of those Securities as established in accordance with Section 301; provided that if the terms of any Securities do not provide a method for computation of interest with respect thereto, interest on that Security shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.                  CUSIP/COMMON CODE/ISIN NUMBER.

The Company in issuing the Securities may use “CUSIP”, “common code” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “common code” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP”, “common code” or “ISIN” numbers.

SECTION 312.                  BOOK-ENTRY ONLY SYSTEM.

If made a part of the terms of the Securities of a series in accordance with Section 301 with respect to Securities represented by a Global Security, Securities of a series may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Global Securities registered in the name of the Depositary or other depositary designated with respect thereto.  So long as such book-entry only system of registration is in effect, (a) Securities of a series so issued in book-entry only form will not be issuable in the form of or exchangeable for Securities in certificated or definitive registered form, (b) the records of the Depositary or such other depositary will be determinative for all purposes as to the beneficial owners.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.                  SATISFACTION AND DISCHARGE OF INDENTURE.

(a) This Indenture shall, upon request by the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                                  either

(A)                              all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)                                all such Securities not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable,

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or a Subsidiary Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certifications thereof delivered to the Trustee, without consideration of any reinvestment, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Company or a Subsidiary Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and the Subsidiary Guarantors; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, the rights of the Trustee under Section 603 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of paragraph (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.                  APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

SECTION 403.                  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section

404 or 405 be applied to all outstanding Securities of all series or any series upon compliance with the conditions set forth below in this Article Four.

SECTION 404.                  LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 403 of the option applicable to this Section 404 as to the outstanding Securities of all series or any series, the Company, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 406, be deemed to have been discharged from its obligations with respect to all outstanding Securities as to which the option provided in Section 403 is exercised, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 407, Section 402 and the other sections of this Indenture referred to below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 406, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Article Three and Section 1002, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 404 notwithstanding the prior exercise of its option under Section 405.

SECTION 405.                  COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 403 of the option applicable to this Section 405 as to the outstanding Securities of all series or any series, subject to the satisfaction of the applicable conditions set forth in Section 406, the Company shall be released from its respective obligations under Sections 1004 through 1006 and any covenants which are made a part of the terms of the Securities of a series in accordance with clause 11 of the second paragraph of Section 301 (unless such a covenant is expressly excluded from the release contemplated by this Section 405), in each case on and after the date the conditions set forth below are satisfied as to those Securities as to which that option is exercised (hereinafter, “Covenant Defeasance”), and such Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of any series as to which the Covenant Defeasance has occurred, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute or give rise to a default or an Event of Default under Section 501(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 403 of the option applicable to this Section 405, subject to the satisfaction of the applicable conditions set forth in Section 406, Section 501(3) shall not constitute Events of Default.

SECTION 406.                  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 404 or 405 to the outstanding Securities of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                  the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Securities as to which Legal Defeasance or Covenant Defeasance will occur, moneys (which shall be United States legal tender except to the extent necessary to provide for the payment of any series of Securities that is denominated in a currency other than dollars, in which case such moneys shall include such other currency) and U.S. Government Obligations (or to the extent that a series of Securities is denominated in a currency other than dollars, equivalent securities issued by a government, governmental agency or central bank of a country in whose currency the series of Securities is denominated that are backed by the full faith and credit of the government of that country) or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the Stated Maturity for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities (and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date), and the Holders, or the Trustee on behalf of the Holders, of such Securities must have a valid, perfected, exclusive security interest in such trust;

(2)                                  in the case of an election under Section 404, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of an election under Section 405, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent herein provided relating to the defeasance contemplated by this Section 406 have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities when due, then the obligations of the Company under this Indenture will be revived, no such defeasance shall be deemed to have occurred and, at the request of the Company, the Trustee will return to the Company the funds deposited by the Company to effect the Covenant Defeasance.

SECTION 407.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 408, all moneys and U.S. Government Obligations (and any foreign government obligations) (including the proceeds thereof) deposited with the Trustee pursuant to Section 406 in respect of outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 406 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 406 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 406), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 408.               REPAYMENT TO THE COMPANY.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 409.               REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any moneys, U.S. Government Obligations or other securities that have been deposited pursuant to Section 406 in accordance with Section 404 or 405, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities as to which the option under Section 403 is exercised shall be revived and reinstated as though no deposit had occurred pursuant to Section 406, until such time as the Trustee or Paying Agent is permitted to apply all such moneys, U.S. Government Obligations or other securities in accordance with Section 404 or 405, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the moneys, U.S. Government Obligations or other securities held by the Trustee or Paying Agent.

ARTICLE FIVE

Default and Remedies

SECTION 501.               EVENTS OF DEFAULT.

“Event of Default”, with respect to any series of Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or it is specifically deleted or modified in the Supplemental Indenture, the Board Resolution or Officers’ Certificate under which such series of Securities is issued:

(1)           default in the payment of the principal of, or premium, if any, on any Security of that series at its Maturity; or

(2)           default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(3)           with respect to the Securities of that series, default in the performance, or breach, of any covenant or warranty of the Company or the Subsidiary Guarantors in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or that has expressly been included in this Indenture by means of a Supplemental Indenture, Board Resolution or Officer’s Certificate solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case or proceeding under any applicable United States Federal or State or other applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary Guarantor under any applicable Federal or State or other applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or of any substantial part of the property of the Company or any Subsidiary Guarantor, or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(5)           the commencement by the Company or any Subsidiary Guarantor of a voluntary case or proceeding under any applicable United States Federal or State or other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor to the entry of a decree or order for relief in respect of the Company or any Subsidiary Guarantor in an involuntary case or proceeding under any applicable Federal or State or other applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary Guarantor, or the filing by the Company or any Subsidiary Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State or other applicable law, or the consent by the Company or any Subsidiary Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary Guarantor or of any substantial part of the property of the Company or Subsidiary Guarantor, or the making by the Company or any Subsidiary Guarantor of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary Guarantor in furtherance of any such action.

SECTION 502.               ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than an Event of Default specified in Sections 501(4) or (5)) with respect to any series of Securities for which there are Securities Outstanding occurs and is continuing, then and in every such case the Trustee or any Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest shall become immediately due and payable.  If an Event of Default specified in Section 501(4) or (5) occurs, the principal of and any accrued interest on the Securities then Outstanding of all series shall become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay, without duplication,

(A)          all overdue interest on all Securities of such series,

(B)           the principal of the Securities of such series has become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the terms of Securities of such series,

(C)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the terms of the Securities of such series, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Registrar, any Paying Agent, and their agents and counsel and all other amounts due the Trustee under Section 607;

and

(2)           all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.               COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if

(1)           default is made in the payment of any interest on any Security of any series when such interest, as the case may be, becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security of that series, the whole amount then due and payable on any Security of that series for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium and on any overdue interest, at the rate provided by the terms of any Security of that series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all amounts due to the Trustee under Section 607.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.              TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities, or the property of the Company or its creditors or of any Subsidiary Guarantor and its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be entitled and empowered to participate as a member in any official committee of creditors.  The Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

SECTION 505.              TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES OR SUBSIDIARY  GUARANTEES.

All rights of action and claims under this Indenture or the Securities of any series or any Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

SECTION 506.               APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities of that series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607 with respect to the Securities of that series;

SECOND:  To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Securities of that series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities of that series for principal, premium, if any, and interest, respectively; and

THIRD: The balance, if any, to the Company.

SECTION 507.               LIMITATION ON SUITS.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.

SECTION 508.               UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.               RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.               RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.               DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.               CONTROL BY HOLDERS.

Subject to Article Six, the Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture or any Subsidiary Guarantee,

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

SECTION 513.               WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

(1)           in the payment of the principal of, premium, if any, or interest on any Security, or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, and the Company, any Subsidiary Guarantor, the Trustee and any Holder shall be restored to their former position and rights hereunder, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.               UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Subsidiary Guarantor.

SECTION 515.               WAIVER OF STAY OR EXTENSION LAWS.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601.               CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

Except during the continuance of an Event of Default, (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his or her own affairs.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.               NOTICE OF DEFAULTS.

Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 703 notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series. For the purpose of this Section 602, the term “default,” with respect to Securities of any series, means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to Securities of such series.

SECTION 603.               CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 601:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the

Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights of powers conferred upon it by this Indenture or any action taken, suffered or omitted by it pursuant to a direction of the Company or any Holders pursuant to the provisions of this Indenture;

(i)                                     the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(j)                                     the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default except (i) any Event of Default occurring pursuant to Clauses (1) or (2) of the definition of “Event of Default” or (ii) any Default or Event of Default of which Trustee shall have received written notification in accordance with the terms of this Indenture or obtained actual knowledge; and

(k)                                  the Trustee may request that the Company and each of the Subsidiary Guarantors deliver an Officers’ Certificate to the Trustee setting forth the names of the individuals or titles of officers, or both, authorized at such times to take specified actions pursuant to this Indenture.

SECTION 604.                              NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities and the Subsidiary Guarantees, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Subsidiary Guarantees endorsed thereon.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.                              MAY HOLD SECURITIES.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company and any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.                              MONEY HELD IN TRUST.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor, as the case may be.

SECTION 607.                              COMPENSATION AND REIMBURSEMENT.

The Company and each Subsidiary Guarantor jointly and severally unconditionally agree

(1)                                  to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)                                  to indemnify the Trustee, its officers, directors, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 607) and defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel.  This

Section 607 shall survive the termination of the Indenture or the earlier resignation or removal of the Trustee.

To secure the Company’s and each Subsidiary Guarantor’s payment obligations in this Section 607, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on, particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(4) or (5) of this Indenture occurs, such expenses (including the charges and expenses of its agent and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

SECTION 608.                              DISQUALIFICATION; CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to the Securities of any series by virtue of being Trustee with respect to the Securities of any particular series of Securities other than that series.

SECTION 609.                              CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (or the parent holding company of which has a combined capital and surplus) of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person (or parent holding company thereof) shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.                              RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)                                 The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(c)                                  The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)                                 If at any time:

(1)                                  the Trustee shall fail to comply with Section 608 with respect to any series of Securities after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(2)                                  the Trustee shall cease to be eligible under Section 609 with respect to any series of securities and shall fail to resign after written request therefor by the Company or by any such Holder of Securities of such series, or

(3)                                  the Trustee shall become incapable of acting with respect to any series of Securities or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee with respect to such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and to that extent supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Holders of Securities of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(f)                                    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee with respect to the Securities of any series and the address of its Corporate Trust Office.

SECTION 611.                              ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee with respect to the Securities of any series appointed hereunder shall execute, acknowledge and deliver to the Company, the Subsidiary Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective with respect to all or any series as to that it is resigning as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to all or any such series; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee with respect to all or any such series and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to all or any such series.  Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee  with respect to any series of securities all such rights, powers and trusts.

No successor Trustee with respect to Securities of any series shall accept its appointment unless at the time of such acceptance such successor Trustee with respect to such series shall be qualified and eligible under this Article.

SECTION 612.                              MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation, association or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation, association or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, ipso facto shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto notwithstanding anything herein to the contrary.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.                              PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY AND SUBSIDIARY GUARANTORS.

If and when the Trustee shall be or become a creditor of the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Subsidiary Guarantor, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company, such Subsidiary Guarantor or any such other obligor.

SECTION 614.                              APPOINTMENT OF AUTHENTICATING AGENT.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange registration of transfer, partial redemption or pursuant to Section 306, and Securities so authenticated, and the Subsidiary Guarantees endorsed thereon, shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent, except for authentication of original issues or lost, stolen or mutilated securities.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, or authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein (or pursuant thereto) referred to in the within-mentioned Indenture.

HSBC Bank USA,
National Association, As Trustee

,	By:
As Authenticating Agent

By:
Authorized Signature

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701.                              COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Company will furnish or cause to be furnished to the Trustee:

(a)                                  annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.                              PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

(a)                                  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.                              REPORTS BY TRUSTEE.

(a)                                  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, with the Company and with the Subsidiary Guarantors.  The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.                              REPORTS BY COMPANY.

The Company and each of the Subsidiary Guarantors shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company is then required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of those sections of the Exchange Act, then the Company will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a Security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to Holders of Securities, in the manner and to the extent provided in Section 703, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or pursuant to paragraphs (a) and (b) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.                               COMPANY AND SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

Neither the Company nor a Subsidiary Guarantor (subject in the case of a Subsidiary Guarantor to the provisions of Section 1203 hereto with respect to the release of such Subsidiary Guarantor in certain circumstances) shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)                                  in case the Company or such Subsidiary Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Subsidiary Guarantor substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an Supplemental Indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities or the obligation under the Subsidiary Guarantee, as the case may be, and the performance or observance of every covenant of this Indenture and on the part of the Company or such Subsidiary Guarantor, as the case may be, to be performed or observed;

(2)                                  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)                                  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Principal Subsidiary would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, on or prior to the effective date of such consolidation, merger or conveyance, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with all indebtedness secured thereby; and

(4)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.                              SUCCESSOR SUBSTITUTED.

(a)                                  Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

(b)           Subject in the case of a Subsidiary Guarantor to the provisions of Section 1203 hereto with respect to the release of such Subsidiary Guarantor in certain circumstances, upon any consolidation of a Subsidiary Guarantor with, or merger of such Subsidiary Guarantor into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor in accordance with Section 801, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such successor Person had been named as a Subsidiary Guarantor herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE NINE

Supplemental Indentures

SECTION 901.                              SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by their respective Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor herein and in the Securities or Subsidiary Guarantee, as the case may be; or

(2)           to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 611; or

(3)           to add to the covenants of the Company for the benefit of the Holders of Securities of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of that series or those series specified in such Supplemental Indenture), or to surrender any right or power herein conferred upon the Company; or

(4)           to secure the Securities of any series pursuant to the requirements of Section 1005 or otherwise; or

(5)           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(6)           to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable); or

(7)           to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination (a) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such Supplemental Indenture that is adversely affected by such change in or elimination of such provision or (b) shall not apply to any Securities Outstanding; or

(8)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(9)           to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided such action shall not adversely affect the interest of Holders of Securities of any series; or

(10)         to establish the form or terms of Securities of any series as permitted by Sections 202 and 301.

SECTION 902.                              SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such Supplemental Indenture or Indentures (acting as one class), by Act of said Holders delivered to the Company, the Subsidiary Guarantors and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, when authorized by their respective Board Resolutions, and the Trustee may enter into a Supplemental Indenture or Supplemental Indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of each such series under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)           change the Stated Maturity of the principal of, premium, if any, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon or the amount payable upon redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or permit the Company to redeem the Securities if, prior to such action, the Company is not permitted to do so, or

(2)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such Supplemental Indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the percentage in principal amount of the Outstanding Securities of any series required for the adoption of a resolution or the quorum required at any meeting of Holders at which a resolution is adopted, or

(3)           modify any of the provisions of this Section or Section 513 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4)           impair the unconditional nature of any Subsidiary Guarantees, or

(5)           change the obligation of the Company to maintain an office or agency in the places and for the purpose specified in Section 1002.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed Supplemental Indenture but it shall be sufficient if such Act shall approve the substance thereof.

A Supplemental Indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 903.                              EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture and that such Supplemental Indenture is the legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 905).  The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  No Supplemental Indenture shall modify this Section 903 without the prior consent of the Trustee.

SECTION 904.                              EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, provided that any supplement that requires the consent of each affected Holder shall not become effective with respect to any nonconsenting Holder.  Promptly after execution by the Company of any Supplemental Indenture, the Company shall transmit to the Holders a notice setting forth the substance of the Supplemental Indenture.

SECTION 905.                              CONFORMITY WITH TRUST INDENTURE ACT.

Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.                              REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture.  If the Company and the Subsidiary Guarantors shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Subsidiary Guarantors, to any such Supplemental Indenture may be prepared and executed by the Company, the Subsidiary Guarantees may be endorsed thereon and such new Securities and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001.                        PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities of such series in accordance with the terms of the Securities of that series and this Indenture.

SECTION 1002.                        MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities of any series may be presented or surrendered for payment, where Securities of any series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantee endorsed thereon and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Subsidiary Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.                        MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

If the Company or any Subsidiary Guarantor shall at any time act as its own Paying Agent for any series of securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of, premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of principal of, premium, if any, or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, premium or interest on the Securities of that series; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.                        EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.                        LIMITATION ON LIENS.

The Company will not, and will not permit any Principal Subsidiary to, create or suffer to exist any Lien to secure any Indebtedness of the Company or any Subsidiary upon any Principal Property, or upon shares of capital stock or evidences of

Indebtedness issued by any Principal Subsidiary and owned by the Company or any Principal Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making, or causing such Principal Subsidiary to make, effective provision to secure all of the Securities from time to time Outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness shall be so secured.

The foregoing restrictions shall not apply to Indebtedness secured by Liens existing on the date of this Indenture or to any of the following:

(1)           Liens on any property existing at the time of the acquisition thereof;

(2)           Liens on property of a corporation existing at the time such corporation is merged into, consolidated with or acquired by the Company or a Principal Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Principal Subsidiary, provided that such Lien as a result of such merger, consolidation, acquisition, sale, lease or other disposition is not extended to property owned by the Company or such Principal Subsidiary immediately prior thereto;

(3)           Liens on property of a corporation existing at the time such corporation becomes a Principal Subsidiary;

(4)           Liens securing Indebtedness of a Principal Subsidiary to the Company or to another Principal Subsidiary;

(5)           Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purpose (including purchase money security interest or purchase money mortgage on real or personal property), provided that the commitment of the creditor to extend the credit secured by any such Liens shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property and (b) the placing in operation of such property or of such property as so construed, developed or improved;

(6)           Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company or the appropriate Principal Subsidiary must have disposed of such property within 180 days from the creation of such Liens and any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary;

(7)           Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(8)           Liens to secure Indebtedness on any Principal Property of joint ventures which constitute Principal Subsidiaries in which the Company or a Principal Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;

(9)           Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code; and

(10)         any extension, renewal or replacement or refunding of any Lien existing on the date of the Indenture or referred to in clauses (1) to (3) or (5); provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time such extension, renewal, replacement or refunding.

Notwithstanding the foregoing, the Company and its Principal Subsidiaries may create or suffer to exist Liens which would otherwise be prohibited by this Section 1005 securing Indebtedness in an aggregate amount which, together with all then outstanding Attributable Value of all Sale and Lease-Back Transactions entered into after the date of this Indenture and permitted only by the last paragraph of Section 1006 and all Indebtedness secured by Liens permitted pursuant to this paragraph, does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

SECTION 1006.                        LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

The Company will not, nor will it permit any Principal Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for (x) a transaction providing for a lease for a term, including any renewal thereof, of not more than three years, by the end of which term it is intended that the use of such Principal Property by the lessee will be discontinued, (y) a transaction between the Company and a Principal Subsidiary or between Principal Subsidiaries, and (z) a transaction between the Company or a Principal Subsidiary and a joint venture in which the Company or a Principal Subsidiary has an interest), unless either (i) the Company or such Principal Subsidiary would be entitled pursuant to clauses (1) through (10) of the second paragraph of Section 1005 to issue, assume or guarantee Indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Securities or (ii) the Company or such Principal Subsidiary shall apply or cause to be applied within 180 days after the effective date of such Sale and Lease-Back Transaction, an amount equal to the Net Available Proceeds therefrom to (A) the acquisition of one or more Principal Properties or (B) to the retirement of Securities or the repayment of other Indebtedness of the Company or a Principal Subsidiary (other than such Indebtedness owned by the Company or a Principal Subsidiary) which, in the case of such Indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Securities.

Notwithstanding the foregoing, the Company or any Principal Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be prohibited by this Section 1006 to the extent that the Attributable Value thereof, together with the principal amount of all Indebtedness secured by a Lien upon any Principal Property, or upon shares of capital stock of or evidences of Indebtedness issued by any Principal Subsidiary and owned by the Company or any Principal Subsidiary and not otherwise permitted by clauses (1) — (10) of the second paragraph of Section 1005 above and the Attributable Value of all other Sale and Lease-Back Transactions entered into after the date of this Indenture and permitted only by this paragraph, does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

SECTION 1007.                        STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

(a)           The Company and the Subsidiary Guarantors will deliver to the Trustee, within 120 days after the end of their respective fiscal years, ending after the date hereof an Officers’ Certificate, setting forth the date of the most recent fiscal year end for the Company and each of the Subsidiary Guarantors, as the case may be, and stating whether or not to the best knowledge of the signers thereof the Company or such Subsidiary Guarantor, as the case may be, has fulfilled all its obligations hereunder or is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1006, inclusive, and if the Company or any Subsidiary Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b)           The Company and each Subsidiary Guarantor shall deliver to the Trustee, as soon as possible and in any event within five days after the Company or such Subsidiary Guarantor becomes aware or should reasonably become aware of the occurrence of an Event of Default or a Default, an Officers’ Certificate setting forth the details of such Event of Default or default, and the action which the Company or such Subsidiary Guarantor proposes to take with respect thereto.

SECTION 1008.                        WAIVER OF CERTAIN COVENANTS.

The Company or any Subsidiary Guarantor may be excused in any particular instance for complying with any covenant or condition set forth in Section 801, 802 and Sections 1004 to 1006, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and such Subsidiary Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.                        APPLICABILITY OF ARTICLE.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and, except as otherwise set forth in the terms of the Securities of that series as established in accordance with Section 301, in accordance with this Article.

SECTION 1102.                        ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.  In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee in its sole and absolute discretion), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

SECTION 1103.                        SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of Securities of such series; provided that the unredeemed portion of the principal amount of any such Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in the case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.     NOTICE OF REDEMPTION.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price;

(3)                                  if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed;

(4)                                  that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)                                  the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)                                  that in the case that a Security is only redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities in an aggregate amount equal to the unredeemed portion of the Security;

(7)                                  the aggregate principal amount of Securities being redeemed;

(8)                                  the CUSIP number of such Securities, if any, or any other numbers used by the Depositary to identify such securities; and

(9)                                  such other matters as the Company shall deem desirable or appropriate.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Any such notice of redemption shall be irrevocable.

On or prior to any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to this Section 1104, with the Trustee or with a Paying Agent an amount of money in the applicable currency sufficient to pay the Redemption Price of and any accrued interest on, all such Securities or portion thereof which are to be redeemed on that date.

SECTION 1105.     SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

SECTION 1106.     SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency designated for that purpose in Section 1002 (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (and with Subsidiary Guarantees executed by the Subsidiary Guarantors endorsed thereon), of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered with the Subsidiary Guarantees of the Subsidiary Guarantors endorsed thereon.

ARTICLE TWELVE

Subsidiary Guarantee

SECTION 1201.     SUBSIDIARY GUARANTEE.

If a Supplemental Indenture or an Officers’ Certificate establishing a series of Securities provides that the Securities of such series are to be guaranteed by certain Subsidiaries of the Company, each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with each other Subsidiary Guarantor, to each Holder of a Security of such series authenticated and delivered by the Trustee pursuant to this Indenture and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, such Securities or the obligations of the Company under the Indenture or such Securities, that:

(i)                                     the principal of, premium, if any, and interest on the Securities of such series will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities of such series, to the extent lawful, and all other payment obligations of the Company to the Holders or the Trustee thereunder or under this Indenture in respect thereof will be promptly paid in full, all in accordance with the terms thereof, of the Indenture; and

(ii)                                  in case of any extension of time for payment or renewal of any Securities of such series, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of each Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

If the Company shall default in the due and punctual payment of any obligation in respect of the Securities of a series that are guaranteed pursuant to this Article Twelve, without the necessity of action by the Trustee or any Holder of Securities, the Subsidiary Guarantor will promptly and fully make such payments in the same manner as required to have been made by the Company.

To the extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall be continuing, absolute and unconditional, and shall not be impaired, modified, released or limited by an occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities (A) of the Company contained in any Securities guaranteed by the Subsidiary Guarantors or this Indenture or (B) of any other Subsidiary Guarantor contained in the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company or of any other Subsidiary Guarantor in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable federal or state bankruptcy, insolvency, reorganization or other similar laws or from the decision of any court, (iii) the assertion or exercise by the Company, any other Subsidiary Guarantor, or the Trustee of any rights or remedies under any Securities guaranteed by the Subsidiary Guarantors or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any other Subsidiary Guarantor or any of their assets, or the disaffirmance of this Indenture or any Securities in any such proceeding, (v) the release or discharge of the Company or any other Subsidiary Guarantor from the performance or observance of any agreement, covenant, term of condition contained in any of such instruments by operation of law, (vi) the unenforceability of any Securities guaranteed by the Subsidiary Guarantors or this Indenture or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

Each Subsidiary Guarantor hereby (i) waives diligence, presentment, demand for payment, filing of claims with a court in the event of the merger or bankruptcy of the Company, any right to require a proceeding first against the Company or to realize on any collateral, protest, notice and all demands whatsoever with respect to the payment obligations of the Company under this Indenture, (ii) agrees that its obligations hereunder constitute a guarantee of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Company or upon any other condition or contingency, (iii) acknowledges that any agreement, instrument or document evidencing the obligations of the Company under this Indenture may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing such obligations without notice to them and (iv) covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the payment obligations under the Securities of each series that are guaranteed pursuant to this Article Twelve and under this Indenture in respect thereof.

Each Subsidiary Guarantor further agrees that if at any time all or any part of any payment therefore applied by any person to any payment obligation guaranteed pursuant to this Article Twelve is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any other Subsidiary Guarantor, such obligation shall for the purposes of the Subsidiary Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, as to such payment obligation as though such application had not been made.

Each Subsidiary Guarantor shall, to the extent of any payment made by it pursuant to this Indenture, be subrogated to all rights of the Trustee and the Holders of the Securities of any series that are guaranteed pursuant to this Article Twelve as to all payments and damages payable by the Company with respect to which payments have been made by such Subsidiary Guarantor, but, so long as any payment obligation in respect of any series of Securities that is guaranteed pursuant to this Article Twelve remains outstanding, such right of subrogation on the part of such Subsidiary Guarantor shall be subject to the payment in full or discharge of all such payment obligations.

Each of the Subsidiary Guarantors shall have the right to seek contribution from any other non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantees made pursuant to this Indenture.

SECTION 1202.     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

The Subsidiary Guarantees to be endorsed on the Securities of each series that are guaranteed pursuant to this Article Twelve shall include the terms of the Subsidiary Guarantee set forth in Section 1201 and any other terms that may be set forth in the form established pursuant to Section 206.  Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Section 206, to be endorsed on each Security of each series that are guaranteed pursuant to this Article Twelve authenticated and delivered by the Trustee.

The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any of such Subsidiary Guarantor’s Chief Executive Officer, Chief Financial Officer, President, one of its Vice Presidents, or its Secretary.  The signature of any or all of these persons on the Subsidiary Guarantee may be manual or facsimile.

A Subsidiary Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

The delivery of any Security of each series that are guaranteed pursuant to this Article Twelve by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors and shall bind each Subsidiary Guarantor notwithstanding the fact that Subsidiary Guarantee does not bear the signature of such Subsidiary Guarantor.  Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 1201 and in the form of Subsidiary Guarantee established pursuant to Section 206 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security of each series that are guaranteed pursuant to this Article Twelve.

SECTION 1203.     RELEASE OF SUBSIDIARY GUARANTORS.

Each Subsidiary Guarantee with respect to any series of Securities will remain in effect with respect to the respective Subsidiary Guarantor until the entire principal of, premium, if any, and interest on the Securities of such series shall have been paid in full or otherwise discharged in accordance with the provisions of the Securities of such series or this Indenture and all amounts owing to the Trustee hereunder have been paid; provided, however, that if (i) all the Voting Stock of such Subsidiary Guarantor is sold to any person (other than the Company or a Wholly Owned Subsidiary of the Company) or (ii) such Subsidiary Guarantor conveys or transfers its property and assets substantially as an entirety or such Subsidiary Guarantor merges with or into any Person that, after giving effect to the transaction, is not a Subsidiary of the Company, then, upon delivery by the Company of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent, if any, herein provided for relating to the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee with respect to all series of Securities and this Article Twelve have been complied with, such Subsidiary Guarantor shall be released and discharged of its obligations under its Subsidiary Guarantee with respect to all series of Securities and under this Article Twelve without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee with respect to all series of Securities and under this Article Twelve; provided, further, that if at any time (a) such Subsidiary Guarantor is not then a guarantor of any other of the Company’s then outstanding Publicly Issued Debt Securities (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of the instruments governing such securities that shall be satisfied, promptly after the release of its Subsidiary Guarantee under this Indenture), (b) such Subsidiary Guarantor is not then a guarantor of any then existing Senior Credit Facility of the Company (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of each such facility that shall be satisfied, promptly after the release of its Subsidiary Guarantee under this Indenture), (c) such Subsidiary Guarantor is not then a guarantor of any then outstanding commercial paper issued under any commercial paper program of the Company (or its guarantee thereof is to be released substantially concurrently with or, upon compliance with provisions of such program that shall be satisfied, promptly after the release of its guarantee under the Indenture) and (d) no Default or Event of Default with respect to Securities of any series under this Indenture shall have occurred and be continuing, then such Subsidiary Guarantor shall be automatically released and discharged of its obligations under its Subsidiary Guarantee with respect to all series of Securities and this Article Twelve without any action on the part of the Trustee or any Holder.  At the request of the Company, the Trustee shall execute any documents reasonably required in order to acknowledge the release of such Subsidiary Guarantor from its obligations of its Subsidiary Guarantee with respect to all series of Securities and this Article Twelve.

ARTICLE THIRTEEN

Meetings of Holders of Securities

SECTION 1301.     PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1302.     CALL, NOTICE AND PLACE OF MEETINGS.

(a)                                  The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1301, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine.

Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 105, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any such series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount specified, as the case may be, may determine the time and the place in The City of New York, New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 1303.     PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Securities of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1304.     QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of holders of securities of such series.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence).  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 902) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in aggregate principal amount of Outstanding Securities of the series.

Any resolution passed or decisions taken at any meeting of Holders of Securities of such series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

SECTION 1305.     DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

(a)                                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(b)                                 The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)                                  At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)                                 Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding

Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 1306.     COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Attest:	STAPLES, INC.

/s/ Kristin Campbell	By:	/s/ Nicholas Hotchkin
Name: Kristin Campbell		Name: Nicholas Hotchkin
Title: Senior Vice President, General		Title: Senior Vice President and Treasurer
Counsel and Secretary

Staples The Office Superstore, LLC,
as Subsidiary Guarantor

	By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President and Treasurer

Staples The Office Superstore East, Inc., as Subsidiary Guarantor

	By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President and Treasurer

Staples Contract & Commercial, Inc., as Subsidiary Guarantor

	By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President and Treasurer

Staples The Office Superstore, Limited Partnership,

By Staples, Inc., its General Partner as Subsidiary Guarantor

	By:	/s/ Nicholas Hotchkin
Name: Nicholas Hotchkin
Title: Senior Vice President and Treasurer

HSBC Bank USA, National Association, as Trustee

By:	/s/ Andres E. Serrano
Name: Andres E. Serrano
Title: Vice President